UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2001 (June 13, 2001)

WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

      On June 13, 2001 the Registrant consummated the sale of 9,000,000 shares of its common stock in a private sale valued at $37.8 million to an existing large institutional beneficial owner of the Registrant’s common stock. The purchase was made by the institutional investor on behalf of its clients.

      Following this sale, the total number of shares of common stock of the Registrant outstanding was 186,320,770.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2001

WESTERN DIGITAL CORPORATION

	By:	/s/ Michael A. Cornelius

Michael A. Cornelius Vice President, Law and Administration and Secretary

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